EXHIBIT 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE REPORTS 2004 SECOND QUARTER
FINANCIAL RESULTS

Secaucus, New Jersey - August 12, 2004 - The Children's Place Retail Stores, Inc. (Nasdaq: PLCE) today reported financial results for the second quarter and six months ended July 31, 2004.

Second Quarter

•	Net sales for the second quarter increased 19% to $189.2 million, compared with $159.1 million a year earlier.

•	Comparable store sales increased 10% in the quarter, versus a 3% increase for the same period last year.

•	Net loss was $9.9 million, compared to a net loss of $9.4 million last year.

•	Loss per share was $0.37 compared to a loss per share of $0.35 in the fiscal 2003 period.

•	The Company opened 16 new stores and closed one store during the second quarter.

Six-Month Period

•	Net sales for the six-month period increased 22% to $414.9 million, from $340.1 million for the same period in 2003.

•	Comparable store sales increased 13% for the period, compared to a 6% decrease for the same period last year.

•	Net income was $1.6 million, compared to a $3.8 million net loss in the year-ago period.

•	Diluted earnings per share were $0.06 compared to a loss per share of $0.14 in the 2003 period.

•	The Company opened 26 new stores during the six-month period, and closed two.

“Increases in second quarter key performance indicators, including comparable store sales transactions, traffic and conversion, highlight our continued sales momentum,” said Ezra Dabah, Chairman and Chief Executive Officer of The Children’s Place. “In addition, a continued gain in market share, increased customer acceptance and growth in store productivity position us for long-term profitable growth.”

“We are pleased with the overall tone of business, as initial customer response to our Back-to-School merchandise has been favorable. Our customer depends on us for key items, making The Children’s Place a top Back-to-School destination. Importantly, we are very clean of old season merchandise, and our inventory investment in key items positions us to meet demand and ensure a strong in-stock position throughout the season.”

For fiscal 2004, the Company continues to anticipate full year earnings growth of approximately 40% over fiscal 2003.

The Children’s Place will host a webcast of its second quarter conference call today at 10:00 a.m., Eastern Time. Interested parties are invited to listen to the call at the Company’s web site, www.childrensplace.com. An archive of the webcast will be available on the site through Thursday, August 19, 2004.

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of high quality, value-priced apparel and accessories for children, newborn to age ten. The Company designs, contracts to manufacture and sells its products under the “The Children’s Place” brand name. As of July 31, 2004, the Company operated 715 stores, including 667 stores in the United States, 47 stores in Canada and one store in Puerto Rico. The Company also sells its merchandise through its virtual store located at www.childrensplace.com.

This press release and above referenced call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers or listeners (on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

Contact:	The Children's Place Seth Udasin, Chief Financial Officer, 201/558-2409 Heather Anthony, Director, Investor Relations, 201/558-2865

(Tables Follow)

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

                                                  13 Weeks Ended:                     26 Weeks Ended:
                                             July 31,      August 2,               July 31,        August 2,
                                              2004          2003                    2004             2003
                                            --------------------------          -----------------------------

Net sales                                $  189,165         $   159,082          $   414,945        $   340,092
Cost of sales                               130,866             108,612              264,787            219,732
                                         ----------         ------------         -----------        -----------

Gross profit                                 58,299              50,470              150,158            120,360
Selling, general and
  administrative expenses                    64,231              55,988              126,904            107,379
Depreciation and amortization                10,397               9,875               20,702             19,403
                                         ----------         ------------         -----------        -----------

Operating (loss) income                     (16,329)            (15,393)               2,552             (6,422)
Interest income, net                             81                  52                  107                145
                                         -----------        ------------         ------------       ------------

(Loss) income before income taxes           (16,248)            (15,341)               2,659             (6,277)
(Benefit) provision for income taxes         (6,337)             (5,982)               1,037             (2,447)
                                         -----------        ------------         ------------       ------------

Net (loss) income                        $   (9,911)        $    (9,359)         $     1,622        $    (3,830)
                                         ===========        ============         ============       ============

Basic (loss) income per share            $    (0.37)        $     (0.35)         $      0.06        $     (0.14)

Basic weighted average number
    of shares outstanding                    26,860              26,620               26,837             26,609

Diluted (loss) income per share          $    (0.37)        $     (0.35)         $      0.06        $     (0.14)

Diluted weighted average number
  of shares outstanding                      26,860              26,620               27,516             26,609

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED BALANCE SHEETS
(In thousands)

                                                          July 31, 2004           January 31, 2004         August 2, 2003
                                                         ----------------        -------------------      ------------------
                                                            (Unaudited)                                       (Unaudited)
    Current assets:

    Cash and cash equivalents                           $        31,333            $        74,772          $      25,194
    Accounts receivable                                          12,974                      8,462                 15,412
    Inventories                                                 136,563                     96,128                 87,321
    Other current assets                                         26,631                     20,070                 26,042
                                                        ---------------            ----------------         --------------

    Total current assets                                        207,501                    199,432                153,969

    Property and equipment, net                                 146,016                    146,707                154,617
    Other assets, net                                            14,337                     13,527                  9,326
                                                        ---------------            ----------------         --------------

    Total assets                                          $     367,854              $     359,666            $   317,912
                                                        ===============            ================         ==============
    Current liabilities:

    Revolving credit facility                             $           0              $           0            $       426
    Accounts payable                                             46,401                     35,173                 35,488
    Accrued expenses and
        other current liabilities                                42,417                     49,984                 40,818
                                                        ---------------            ----------------         --------------

    Total current liabilities                                    88,818                     85,157                 76,732

    Other liabilities                                            18,404                     17,504                 15,189
                                                        ---------------            ----------------         --------------

    Total liabilities                                           107,222                    102,661                 91,921

    Stockholders' equity                                        260,632                    257,005                225,991
                                                        ---------------            ----------------         --------------

  Total liabilities and stockholders' equity              $     367,854              $     359,666            $   317,912
                                                        ===============            ================         ==============

                                                               ###